Exhibit 10.6

CALIFORNIA BANCORP

STOCK OPTION AGREEMENT

California BanCorp, a California corporation, (the “Company” or “BanCorp”), hereby awards you an Option Right (the “Option” or “Award”). The terms and conditions of the Award are set forth in this cover sheet and the attached Stock Option Agreement (together, this “Agreement”) and in the California BanCorp 2017 Equity Incentive Plan as it may be amended from time to time (the “Plan”). “Shares” means shares of Bancorp Common Stock. “Service” means rendering service to the Company or its Subsidiaries as an advisor, Director or employee. Capitalized terms in this Agreement that are not defined shall have the meanings set forth in the Plan.

Date of Award:

Name of Participant:

Number of Shares subject to Option:

Per Share Exercise Price:	$

Type of Option:	[Nonqualified] [Incentive] Stock Option

Expiration Date:
Vesting Calculation Date:

Vesting Schedule: [Subject to your continuous Service, the Shares subject to this Option shall vest and become exercisable in three (3) equal installments on each of the first three (3) anniversaries of the Vesting Calculation Date.] [Subject to your continuous Service, the Shares subject to this Option shall vest and become exercisable in a single installment on the first anniversary of the Vesting Calculation Date.]

By signing this cover sheet, you agree to all terms and conditions described in this Agreement and in the Plan. You further represent that you (i) fully understand and accept all provisions of the Plan and this Agreement; and (ii) agree to accept as binding, conclusive, and final all of the Committee’s decisions regarding, and all interpretations of, the Plan and this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

CALIFORNIA BANCORP	AGREED AND ACCEPTED:

By:	Signature:

Title:	Name:

CALIFORNIA BANCORP

STOCK OPTION AGREEMENT

1.    The Plan and Other Agreements. The text of the Plan is incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. This Agreement, the attached Exhibits and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations are superseded.

2.    Grant of Option. The Company has granted to you an Option covering the number of Shares specified in the cover sheet, subject to the following terms and conditions. The Award is subject to the terms and conditions of this Agreement and the Plan. This Award is not intended to constitute a nonqualified deferred compensation plan within the meaning of section 409A of the Code and will be interpreted accordingly.

3.    Vesting. This Award will vest according to the Vesting Schedule on the attached cover sheet, unless and until your Service terminates.

4.    Exercisability.

(a) This Option shall be exercisable with respect to the underlying Shares that have become vested pursuant to the vesting schedule on the cover sheet to this Agreement during its term by delivering a notice of exercise (in the form attached as Exhibit A or other form designated by the Company) (the “Exercise Notice”) together with payment of the aggregate exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising this Option you agree that, as a condition to any exercise of this Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of the Option, (2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise, or (3) the disposition of Shares acquired upon such exercise.

(c) The Exercise Price shall be payable (i) in cash, (ii) in Shares with a value (Fair Market Value per share times the number of shares) equal to the total Exercise Price (which shall include a “net exercise” in which deliverable upon exercise of the option are withheld by the Company in satisfaction of all or some of the Exercise Price); (iii) by a combination of such methods of payment described in (i) and (ii) above or (iv) any other lawful means of payment permitted by the Committee.

5.    Forfeiture of Unvested Option Shares. Upon the termination of your Service for any reason, the unvested portion of this Option shall be forfeited without consideration and shall no longer be eligible to be exercised.

6.    Option Expiration. In no event is any portion of this Option (vested or unvested) exercisable after the earlier of the Expiration Date or the date on which this Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or reorganization or similar transaction involving the Company. Additionally, if your Service terminates for any reason, then the then-vested portion of this Option will expire and no longer be exercisable on the close of business at Company headquarters on the date that is three (3) months after cessation of your Service, provided that if your Service terminates due to your death or Disability, then the then-vested portion of this Option will expire and no longer be exercisable on the close of business at Company headquarters on the date that is twelve (12) months after cessation of your Service.

7.    Incentive Stock Option. The provisions of this Section apply if this Option is an Incentive Stock Option under Code Section 422. If you cease to be an employee of the Company or a Subsidiary but continue to provide Service, this Option will be treated as a Nonqualified Stock Option on the day after the date that is three (3) months after you cease to be an employee of the Company (and any Subsidiary or any Parent): (i) even if you continue to provide Service after your employment has terminated or (ii) if your termination of employment was for any reason other than due to your death or Disability. In addition, to the extent that all or part of this Option exceeds the $100,000 limitation rule of section 422(d) of the Code, this Option or the lesser excess part will be treated as a Nonstatutory Stock Option You agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of the Option that occurs within two (2) years after the Date of Award or within one (1) year after such shares of Common Stock are transferred upon exercise of the Option (and such notice will provide all details regarding the disposition of Shares).

8.    Transfer of Award. You cannot gift, transfer, assign, alienate, pledge, hypothecate, attach, sell, or encumber this Award. If you attempt to do any of these things, this Award will immediately become invalid. You may, however, dispose of this Award in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any other way.

9.    Leaves of Absence. For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for Service crediting, or when Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work. The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting and expiration of the Award), and when your Service terminates for all purposes under the Plan. . For income tax purposes, if the period of leave exceeds three (3) months and your right to reemployment is not provided either by statute or by contract, then this Option will be treated as a Nonqualified Stock Option if the exercise of this Option occurs after the expiration of six (6) months from the commencement of such leave of absence.

10.    Voting and Other Rights. Participant shall have no rights of a shareholder with respect to the Option including, without limitation, no right to vote the Option (or underlying Shares).

11.    Restrictions on Issuance. The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

12.    Taxes and Withholding. You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award. The exercise of this Option and the delivery to you of any Shares will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company’s discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the exercise of the Option as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate fair market value of the withheld Shares as of the date of vesting. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares. The Company will not deliver any fractional number of Shares.

13.    Clawback Policy. You expressly acknowledge and agree to be bound by any Company policy on recoupment of equity or other compensation, including the clawback provisions contained in Section 20 of the Plan.

14.    No Employment or Retention Rights. Your Award or this Agreement does not give you the right to be retained by the Company (and any Subsidiaries) as an employee or in any other capacity. The Company (and any Subsidiaries) reserves the right to terminate your Service at any time and for any reason.

15.     Extraordinary Compensation. The Stock Option and the Shares subject to the Stock Option are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

16.    Adjustments. In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Shares covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity

17.    Legends. All certificates or book entries representing the Common Stock issued under this Award may, where applicable, have endorsed thereon the following notations or legends and any other notation or legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

18.    Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of California without reference to the conflicts of law provisions thereof.

19.    Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and you and any respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and you and any respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the settlement or termination of the Award.

20.    Notice. Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the Company. Any notice to be given or delivered to you relating to this Agreement may be delivered by email (including prospectuses required by the SEC) as well as all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements). The Company may also deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

21.    No Rights to Future Awards. Your rights, if any, in respect of or in connection with any future Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Option, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole and absolute discretion of the Committee.

22.    Voluntary Participant. You acknowledge that you are voluntarily participating in the Plan.

23.    Future Value. The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase their value after the Date of the Award, the Option could have little or no value.

24.    No Advice Regarding Award. The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

25.    No Right to Damages. You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Subsidiary to you.

26.    Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

27.    Other Information. You agree to receive shareholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website, if the Company wishes to provide such information through its website. You acknowledge that copies of the Plan, Plan prospectus, Plan information and shareholder information are also available upon written or telephonic request to the Plan’s administrator

28.    Further Assistance. You agree to provide assistance reasonably requested by the Company in connection with actions taken by you while providing services to the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which you rendered service to the Company.

29.    General Terms. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. The rights of the Company under this Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under this Agreement may only be assigned with the prior written consent of the Company. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding. YOU ACKNOWLEDGE AND AGREE THAT THE ISSUANCE OF SHARES PURSUANT TO THIS AGREEMENT SHALL BE EARNED ONLY BY YOU RENDERING SERVICE OR AS OTHERWISE PROVIDED HEREIN, AND NOT THROUGH THE ACT OF BEING HIRED, APPOINTED OR OBTAINING SHARES HEREUNDER.

EXHIBIT A

STOCK OPTION EXERCISE NOTICE

California Bancorp

Attention: Stock Administration

Ladies and Gentlemen:

1. Option. I was granted [an incentive][a nonqualified] stock option (the “Option”) to purchase shares of the common stock (the “Shares”) of California BanCorp (the “Company”) pursuant to the Company’s 2017 Equity Incentive Plan (the “Plan””) and a Stock Option Agreement (the “Option Agreement”) as follows:

Date of Award:

Number of Option Shares:

Exercise Price per Share:	$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are vested Shares in accordance with the Option Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Exercise Price per Share)	$

3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	$

Check:	$

Tender of Company Stock:		Contact Plan Administrator

Net Exercise:		Contact Plan Administrator

4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)

Cash:	$

Check:	$

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Tender of Company Stock:	Contact Plan Administrator

Net Exercise:	Contact Plan Administrator

5. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement and the Plan, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

Very truly yours,

(Signature)

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